UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event) reported:    September 2, 2009 (August 27, 2009)

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd., #125
Sugar Land, Texas 77478
(Address of principal executive offices, including zip code)

voice: (713) 353-9400	fax: (713) 353-9421
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

All of the actions described below in this Current Report on Form 8-K of Hyperdynamics Corporation (the “Company”) occurred on August 27, 2009.  The Board of Directors (the “Board”) appointed Robert A. Solberg as a Director and as the Non-Executive Chairman of the Board.  Kent Watts resigned as Non-Executive Chairman of the Board and continues as a Director.  Gene Stohler, who was a member of our Compensation Committee and Nominating Committee, resigned as a Director.  Mr. Stohler’s resignation was not as the result of any disagreements with us.

Robert A. Solberg, age 63, was the president of Texaco Inc.’s Worldwide Exploration and Development division from 1998 until his retirement in 2002.  Prior to 1998, Mr. Solberg held senior management positions at Texaco, Inc. for operations in the U.S., the Middle East, Asia and Europe.  Mr. Solberg is presently a director and the non-executive chairman of Scorpion Offshore, an offshore drilling company, that is a public company on the Oslo, Norway stock exchange.  Mr. Solberg is also presently a director and the non-executive chairman of JDR Cable Systems which supplies custom cable and subsea connection equipment to the offshore oil and gas industry.  Mr. Stohler is a licensed petroleum engineer, and he holds a B.S Degree in Civil Engineering—University of North Dakota (1969).

In connection with Mr. Solberg’s appointment to our Board, the Board granted him a fully vested option pursuant to our Stock and Stock Option Plan, as amended (the “Plan”), to purchase 250,000 shares of our common stock with an exercise price of $1.15 per share, which was the closing price of our common stock on the date of grant, and a term for five years from the date of grant.  The Plan was filed as Exhibit 4.1 to Form S-8, which was filed with the Securities and Exchange Commission on March 18, 2008.  Mr. Solberg’s option grant was also made pursuant to a Stock Option Agreement, between us and Mr. Solberg, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

In addition to the grant of the option to purchase 250,000 shares, Mr. Solberg will be paid $62,500 per year in cash and receive options granted annually commencing in 2010 to purchase up to 100,000 shares of our common stock, which will vest over two years, with an exercise price equal to the closing price of our common stock on the date of each grant.

The Board made changes to Board committee memberships as follows:

(i)	Roger Friedberger was appointed to the Compensation Committee.
(ii)	Hank Cohen was appointed to the Nomination Committee.
(iii)	Robert A. Solberg was appointed as the chairman of the Compensation Committee.
(iv)	Chuck Andrews was appointed as the chairman of the Nomination Committee.
(v)	Robert A. Solberg was appointed to the Audit Committee.
(vi)	Pasquale Scaturro was appointed to the Government Relations Committee.

The Board also disbanded the Exploration Programs/Joint and New Venture Committee.

Item 9.01                      Financial Statements and Exhibits.

Exhibit Number                                                      Description

Exhibit 10.1	Stock Option Agreement, between the Company and Robert A. Solberg, pursuant to the Stock and Stock Option Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:	September 2, 2009	By:	/s/ JASON D. DAVIS
		Name:	Jason D. Davis
		Title:	Chief Financial Officer and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number                                           Description

Exhibit 10.1	Stock Option Agreement, between the Company and Robert A. Solberg, pursuant to the Stock and Stock Option Plan, as amended.